UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2008

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)    Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02, Unregistered Sales of Equity Securities

On July 30th, 2008 the Hunt Family Limited Partnership and two of its limited partners converted $5,000,000 of outstanding principal from a convertible promissory note issued by the Company. On July 31st, 2008, the Company drew $500,000 from an extension of the convertible promissory note. Also on July 31st, 2008, the Hunt Family Limited Partnership subsequently converted $598,548 of outstanding principal and accrued interest from both the convertible promissory note and the extension of the note issued by the Company.  That amount represents all outstanding principal and interest due under the note and discharges the Company’s obligations thereunder. A total of 20,394,192 Units of common stock were issued pursuant to the conversion as per the terms set forth in the Company’s Form 8K filing on November 13, 2007. The Units were issued pursuant to a Section 4(2) exemption from registration under the Securities Act of 1933, as amended. There were no underwriting fees or commissions paid, directly or indirectly, in connection with the conversion of the promissory note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated July 31, 2008

HUNTMOUNTAIN RESOURCES LTD.

By	/s/ Bryn Harman
Bryn Harman, Chief Financial Officer